Exhibit 99.1

PFSweb Reports Third Quarter 2017 Results

Allen, TX – November 8, 2017 – PFSweb, Inc. (NASDAQ: PFSW) (PFS), a global commerce service provider, is reporting results for the third quarter ended September 30, 2017.

Third Quarter 2017 Summary vs. Same Year-Ago Quarter

•	Total revenues were $77.3 million compared to $79.9 million.

•	Service fee equivalent revenue (a non-GAAP measure defined below) increased to $55.1 million compared to $54.5 million.

•	Service fee gross margin increased 300 basis points to 34.4%.

•	Net loss was $98,000 or $(0.01) per share, compared to a loss of $1.0 million or $(0.06) per share.

•	Adjusted EBITDA (a non-GAAP measure defined below) increased 56% to $5.6 million.

Management Commentary

“During the third quarter, we continued to execute on our key initiatives for 2017,” said Mike Willoughby, CEO of PFS. “We performed at a high level for our clients and continued to improve the profitability of our PFS operations activity by controlling costs, transitioning certain lower-margin engagements, and focusing our operations sales efforts on higher-margin engagements.

“We also continue to focus on growing our higher-margin branded LiveArea professional services revenue at a faster rate than our operations revenue. In fact, we’ve had several recent high-profile client launches, including a relaunch for an iconic American fashion brand that required a large-scale eCommerce deployment. The momentum in our LiveArea professional services activity, combined with the improved profitability in our PFS operations, culminated in a 300 basis point increase in service fee gross margin and a 56% increase in adjusted EBITDA to $5.6 million.”

“During the third quarter,” Willoughby continued, “we received an unexpected notification from one of our long-tenured clients to discontinue the use of our services as they will no longer provide a direct eCommerce offering to their customers. We began to wind down the relationship in Q3 and expect to fully transition this client during the next several months. This client has traditionally driven strong sales activity during the holiday peak compared to the rest of the year, and their unexpected loss will have a negative impact on Q4 revenue and adjusted EBITDA.

“Looking ahead to the holiday season, our current client sales forecasts remain strong. However, we have experienced a delay in several qualified sales opportunities that are now expected to close later in Q4 or early 2018. As such, we expect service fee revenue from new clients to fall short of our expectations in the fourth quarter. This is most relevant to our PFS operations activity, where the sales cycle is generally longer than our LiveArea professional services. Though we are encouraged by the strength of our pipeline and overall market for our services as we head into 2018, based on the timing of sales and unexpected client disengagement, we are reducing our service fee equivalent revenue and adjusted EBITDA forecasts for 2017.”

Third Quarter 2017 Financial Results

Total revenues in the third quarter of 2017 were $77.3 million compared to $79.9 million in the same period of 2017. Service fee revenue in the third quarter increased to $54.5 million compared to $53.8 million last year. Product revenue from the company’s last remaining client under this legacy business model was $9.6 million compared to $11.7 million in the same period of 2016.

Service fee equivalent revenue increased to $55.1 million compared to $54.5 million in the year-ago quarter, driven by both new and expanded client relationships, partially offset by expected client churn due in part to the company reallocating its resources to higher-margin engagements.

Service fee gross margin in the third quarter of 2017 increased 300 basis points to 34.4% compared to 31.4% in the same period of 2016. The increase was due to a higher proportion of agency and technology services in the 2017 quarter, as well as higher-margin operations engagements compared to the year-ago period.

Net loss in the third quarter of 2017 was $98,000 or $(0.01) per share, compared to a net loss of $1.0 million or $(0.06) per share in the same period of 2016. Net loss in the third quarter of 2017 included $0.8 million in amortization of acquisition-related intangible assets, $0.8 million of stock-based compensation expense, $0.1 million of acquisition-related, restructuring and other costs, and $0.2 million of deferred tax expense related to goodwill amortization. This compares to $1.2 million in amortization of acquisition-related intangible assets, $0.3 million of stock-based compensation expense, and a $0.5 million benefit from acquisition-related, restructuring and other costs in the same period of 2016.

Adjusted EBITDA increased 56% to $5.6 million compared to $3.6 million in the year-ago quarter. As a percentage of service fee equivalent revenue, adjusted EBITDA increased 360 basis points to 10.2% compared to 6.6% in the year-ago quarter due to the aforementioned increase in service fee gross margin.

Non-GAAP net income in the third quarter of 2017 was $1.8 million compared to a non-GAAP net loss of $60,000 in the third quarter of 2016.

At September 30, 2017, cash and cash equivalents totaled $12.8 million compared to $24.4 million at December 31, 2016. The decline was expected and primarily due to the impact of holiday seasonality in our business during the fourth quarter of 2016 as well as the modification of a client arrangement that reduced the benefit received from the timing of customer cash collections. Total debt was $51.2 million compared to $59.7 million at December 31, 2016.

2017 Outlook

PFS is revising its outlook for 2017 service fee equivalent revenue and adjusted EBITDA. The company now expects its service fee equivalent revenue to range between $230 million and $235 million (previously $240—$250 million), reflecting up to 3% growth from 2016. The company also now expects its adjusted EBITDA to range between $21 million and $23 million (previously $23 million—$26 million), reflecting 15% to 26% growth from 2016.

Conference Call

PFS will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2017.

PFS CEO Mike Willoughby and CFO Tom Madden will host the conference call, followed by a question and answer period.

Date: Wednesday, November 8, 2017

Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-888-263-8506

International dial-in number: 1-719-457-2640

Conference ID: 7782897

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at www.pfsweb.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 22, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7782897

About PFSweb, Inc.

PFSweb (PFS) (NASDAQ: PFSW) is a global commerce service provider of solutions including digital strategy consulting, digital agency and marketing services, technology development services, business process outsourcing services, and a complete omni-channel technology ecosystem. The company provides these solutions and services to major brand names and other companies seeking to optimize every customer experience and enhance their traditional and online business channels. PFS supports organizations across various industries, including Procter & Gamble, L’Oreal USA, Canada Goose, ASICS, Roots Canada Ltd., PANDORA, Charlotte Russe, Anastasia Beverly Hills, David’s Bridal, T.J. Maxx, the United States Mint and many more. PFS is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Minnesota, Washington, New York, Ohio, North Carolina, Canada, Belgium, England, Bulgaria, and India. For more information, please visit www.pfsweb.com or download the free PFS IR App on your iPhone, iPad, or Android device.

Non-GAAP Financial Measures

This news release contains certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, acquisition-related, restructuring and other (income) costs, amortization of acquisition-related intangible assets and deferred tax expense for goodwill amortization.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, acquisition-related, restructuring and other (income) costs.

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue and does not alter existing revenue recognition.

Our service fee equivalent revenue target for 2017 includes an estimated gross margin on product sales of approximately $2 million (based on targeted product revenue of $42 million less targeted cost of product revenue of $40 million) plus a targeted range of between $238 million to $248 million of service fee revenue.

The adjusted EBITDA outlook for 2017 have not been reconciled to the company’s net loss outlook for the same period because certain items that would impact interest expense, income tax provision (benefit), depreciation and amortization (including amortization of acquisition-related intangible assets), stock-based compensation, and acquisition-related, restructuring and other (income) costs, all of which are reconciling items between net loss and adjusted EBITDA, cannot be reasonably predicted. Accordingly, reconciliation of adjusted EBITDA outlook to net loss outlook for 2017 is not available without unreasonable effort.

Non-GAAP net income (loss), EBITDA, adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, acquisition-related, restructuring and other (income) costs, amortization of acquisition-related intangible assets, deferred tax expense for goodwill amortization, and EBITDA and adjusted EBITDA further eliminate the effect of financing, remaining income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFS believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFS’ Annual Report on Form 10-K for the year ended December 31, 2016 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report of the company and the Risk Factors described therein. PFS undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

Company Contact:

Michael C. Willoughby

Chief Executive Officer

Or

Thomas J. Madden

Chief Financial Officer

972-881-2900

Investor Relations:

Scott Liolios or Sean Mansouri

Liolios Investor Relations

949-574-3860

PFSW@liolios.com

PFSweb, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (A)

(In Thousands, Except Share Data)

	(Unaudited) September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,769	$24,425
Restricted cash	215	215
Accounts receivable, net of allowance for doubtful accounts of $642 and
$494 at September 30, 2017 and December 31, 2016, respectively	56,541	80,223
Inventories, net of reserves of $421 and $568 at September 30, 2017 and
December 31, 2016, respectively	5,183	6,632
Other receivables	5,272	6,750
Prepaid expenses and other current assets	4,930	7,299

Total current assets	84,910	125,544

PROPERTY AND EQUIPMENT, net	26,097	30,264
INTANGIBLE ASSETS, net	4,410	6,864
GOODWILL	46,210	46,210
OTHER ASSETS	3,733	2,454

Total assets	165,360	211,336

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$6,648	$7,300
Trade accounts payable	28,236	59,752
Deferred revenue	5,537	7,156
Performance-based contingent payments	3,934	2,405
Accrued expenses	26,427	30,360

Total current liabilities	70,782	106,973

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	44,535	52,399
DEFERRED REVENUE	4,555	4,127
DEFERRED RENT	5,654	4,810
PERFORMANCE-BASED CONTINGENT PAYMENTS	—	1,678
OTHER LIABILITIES	2,547	1,066

Total liabilities	128,073	171,053

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 19,053,472 and 18,768,567 shares issued at September 30, 2017 and December 31, 2016, respectively; and 19,020,005 and 18,735,100 shares outstanding as of September 30, 2017 and December 31, 2016, respectively	19	19
Additional paid-in capital	149,805	146,286
Accumulated deficit	(112,867)	(105,317)
Accumulated other comprehensive income (loss)	455	(580)
Treasury stock at cost, 33,467 shares	(125)	(125)

Total shareholders’ equity	37,287	40,283

Total liabilities and shareholders’ equity	$165,360	$211,336

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2016.

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations (A)

(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES:
Service fee revenue	$54,490	$53,788	$166,455	$154,271
Product revenue, net	9,616	11,671	30,881	36,658
Pass-thru revenue	13,212	14,451	36,816	41,259

Total revenues	77,318	79,910	234,152	232,188

COSTS OF REVENUES:
Cost of service fee revenue	35,719	36,903	111,280	103,547
Cost of product revenue	8,991	10,994	29,221	34,649
Cost of pass-thru revenue	13,212	14,451	36,816	41,259

Total costs of revenues	57,922	62,348	177,317	179,455

Gross profit	19,396	17,562	56,835	52,733
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,229	17,568	60,682	53,926

Income (loss) from operations	1,167	(6)	(3,847)	(1,193)
INTEREST EXPENSE (INCOME), NET	778	714	2,125	1,807

Income (loss) before income taxes	389	(720)	(5,972)	(3,000)
INCOME TAX EXPENSE (BENEFIT)	487	319	1,578	973

NET INCOME (LOSS)	$(98)	$(1,039)	$(7,550)	$(3,973)

NON-GAAP NET INCOME (LOSS)	$1,782	$(60)	$1,697	$134

NET INCOME (LOSS) PER SHARE:
Basic	$(0.01)	$(0.06)	$(0.40)	$(0.21)

Diluted	$(0.01)	$(0.06)	$(0.40)	$(0.21)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	18,995	18,699	18,868	18,552

Diluted	18,995	18,699	18,868	18,552

EBITDA	$4,698	$3,797	$7,249	$10,013

ADJUSTED EBITDA	$5,615	$3,599	$13,650	$11,252

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2016.

PFSweb, Inc. and Subsidiaries

Unaudited Reconciliation of Certain Non-GAAP Items to GAAP

(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
NET INCOME (LOSS)	$(98)	$(1,039)	$(7,550)	$(3,973)
Income tax expense (benefit)	487	319	1,578	973
Interest expense, net	778	714	2,125	1,807
Depreciation and amortization	3,531	3,803	11,096	11,206

EBITDA	$4,698	$3,797	$7,249	$10,013
Stock-based compensation	783	347	2,544	1,743
Acquisition-related, restructuring and other (income) costs	134	(545)	3,857	(504)

ADJUSTED EBITDA	$5,615	$3,599	$13,650	$11,252

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
NET INCOME (LOSS)	$(98)	$(1,039)	$(7,550)	$(3,973)
Stock-based compensation	783	347	2,544	1,743
Amortization of acquisition-related intangible assets	764	1,177	2,306	2,868
Acquisition-related, restructuring and other (income) costs	134	(545)	3,857	(504)
Deferred tax expense - goodwill amortization	199	—	540	—

NON-GAAP NET INCOME (LOSS)	$1,782	$(60)	$1,697	$134

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
TOTAL REVENUES	$77,318	$79,910	$234,152	$232,188
Pass-thru revenue	(13,212)	(14,451)	(36,816)	(41,259)
Cost of product revenue	(8,991)	(10,994)	(29,221)	(34,649)

SERVICE FEE EQUIVALENT REVENUE	$55,115	$54,465	$168,115	$156,280